EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     We have issued our reports dated February 28, 2006 incorporated by reference in the Annual Report of United Bancorp, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-3 and to the reference to our firm in the prospectus as experts in accounting and auditing.
/s/ Grant Thornton LLP
GRANT THORNTON LLP
Cincinnati, Ohio
August 17, 2006